Exhibit 4.1

NUMBER	UNITS

U-__________

SEE REVERSE FOR CERTAIN DEFINITIONS	CM SEVEN STAR ACQUISITION CORPORATION

CUSIP

UNITS CONSISTING OF ONE ORDINARY SHARE,

ONE-HALF OF A REDEEMABLE WARRANT AND ONE RIGHT TO RECEIVE ONE-TENTH OF AN ORDINARY SHARE

THIS CERTIFIES THAT ______________________________________________________________________________________

is the owner of _______________________________________________________________________________________ Units.

Each Unit (“Unit”) consists of one ordinary share, par value US$.0001 per share, of CM Seven Star Acquisition Corporation, a Cayman Islands exempted company (the “Company”), one-half of a redeemable warrant and one right to receive one-tenth (1/10) of an ordinary share. Each whole redeemable warrant entitles the holder thereof to purchase one ordinary share at a price of US$11.50 per share (subject to adjustment), upon the later to occur of (i) the Company’s completion of an initial merger, capital stock exchange, asset acquisition or other similar business combination with one or more businesses or entities (a “Business Combination”) or (ii) 12 months from the closing of the Company’s initial public offering. Each warrant expires five years after the completion of the Company’s initial Business Combination, at 5:00 p.m., New York City time, or earlier upon redemption. Every ten rights entitles the holder thereof to receive one ordinary share upon consummation of the Company’s initial Business Combination.

The ordinary shares, warrant(s) and rights comprising the Unit(s) represented by this Certificate are not transferable separately until ninety (90) days after the date of the prospectus relating to the initial public offering of the Company, unless EarlyBirdCapital, Inc. informs us of its decision to allow earlier separate trading, provided that we have filed with the United States Securities and Exchange Commission a Current Report on Form 8-K, which includes an audited balance sheet reflecting our receipt of the proceeds of the initial public offering.

The terms of the warrants and rights are governed by a warrant agreement (the “Warrant Agreement”), dated as of [•], 2017, and a rights agreement (the “Rights Agreement”), dated as of [•], 2017, respectively, both between the Company and Continental Stock Transfer & Trust Company, as the warrant agent and rights agent, and are subject to the terms and provisions contained therein, all of which terms and provisions the holder of this certificate consents to by acceptance hereof. Copies of the Warrant Agreement and the Rights Agreement are on file at the office of the warrant agent and rights agent at 17 Battery Place, New York, New York 10004, USA, and are available to any warrant holder or right holder, respectively, on written request and without cost.

This certificate is not valid unless countersigned by the Transfer Agent and Registrar of the Company.

Witness the facsimile seal of the Company and the facsimile signatures of its duly authorized officers.

This Unit Certificate shall be governed and construed in accordance with the internal laws of the State of New York, without regard to conflicts of laws principles thereof.

[Corporate Seal]

By:

	Chairman	Secretary

CM Seven Star Acquisition Corporation

The Company will furnish without charge to each shareholder who so requests, a statement of the powers, designations, preferences and relative, participating, optional or other special rights of each class of shares or series thereof of the Company and the qualifications, limitations, or restrictions of such preferences and/or rights.

The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM –	as tenants in common	UNIF GIFT MIN ACT -	_____ Custodian ______
TEN ENT –	as tenants by the entireties		(Cust) (Minor)
JT TEN –	as joint tenants with right of survivorship and not as tenants in common		under U.S. Uniform Gifts to Minors
Act ______________
(State)

Additional Abbreviations may also be used though not in the above list.

For value received, ___________________________ hereby sell(s), assign(s) and transfer(s) unto

PLEASE INSERT SOCIAL SECURITY OR OTHER

IDENTIFYING NUMBER OF ASSIGNEE(S)

(PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS, INCLUDING ZIP CODE, OF ASSIGNEE(S))

________________________________________________________________________________ Units represented by the within Certificate, and do hereby irrevocably constitute and appoint

_________________________________________________________________________________ Attorney to transfer the said Units on the books of the within named Company will full power of substitution in the premises.

Dated

	Notice:	The signature to this assignment must correspond with the name as written upon the face of the certificate in every particular, without alteration or enlargement or any change whatever.

Signature(s) Guaranteed:

THE SIGNATURE(S) SHOULD BE GUARANTEED BY AN ELIGIBLE GUARANTOR INSTITUTION (BANKS, STOCKBROKERS, SAVINGS AND LOAN ASSOCIATIONS AND CREDIT UNIONS WITH MEMBERSHIP IN AN APPROVED SIGNATURE GUARANTEE MEDALLION PROGRAM, PURSUANT TO S.E.C. RULE 17Ad-15).

The holder of this certificate shall be entitled to receive funds with respect to the underlying ordinary shares from the trust fund only in the event of the Company’s liquidation upon failure to consummate a business combination or if the holder seeks to convert his or her respective ordinary shares underlying the unit upon consummation of such business combination or in connection with certain amendments to the Company’s Amended and Restated Memorandum and Articles of Association. In no other circumstances shall the holder have any right or interest of any kind in or to the trust fund.